EXHIBIT 2.16

AMENDMENT N. 01 TO THE MASTER TERM LOAN CREDIT FACILITY
AGREEMENT DATED AS OF AUGUST 26, 2005.

This amendment to the MASTER TERM LOAN CREDIT FACILITY AGREEMENT is made on August 14th, 2008 (the "Amendment") by and between:

(1) TIM CELULAR S.A., a company (sociedade anônima) duly organized and existing in accordance with the laws of Brazil, with its head office at Avenida Giovanni Gronchi, 7.143. City of São Paulo. State of São Paulo, Brazil, enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 04.206.050/0001-80 (the "Borrower");

(2) TIM PARTICIPAÇÕES S.A., a company (sociedade anónima) duly organized and existing in accordance with the laws of Brazil, with its head office at Avenida das Américas, 3.434, bloco 1, 7° andar - Parte, City of Rio de Janeiro, State of Rio de Janeiro, Brazil, enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 02.558.115/0001--21 (the "Guarantor");

(3) TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S.A., a company (sociedade anônima) duly organized and existing in accordance with the laws of Brazil, with its head office at Avenida das Américas, 3.434, bloco 1, 6° andar, City of Rio de Janeiro, State of Rio de Janeiro, Brazil, enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 02.600.854/0001- 34 (“TIM Brasil");

(4) HSBC BANK PLC, a financial institution duly organized and existing in accordance with the laws of England, with its head office at 8 Canada Square, Level 24, City of London, England, as Initial Mandated Lead Arranger of the Facilities (the "Initial Mandated Lead Arranger");

(5) HSBC BANK BRASIL S.A. – BANCO MÚLTIPLO, a financial institution duly organized and existing in accordance with the laws of Brazil, with its head office at Travessa Oliveira Bello, No. 34, 41h Floor, City of Curitiba, State of Parana, Brazil, enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 01.701.201/0001-89, as Administrative Agent for the Lenders (the "Administrative Agent" and "Lender");

and the Lenders:

(6) BANCO ABN AMRO REAL S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 33.066.408/0001-15

(7) BANCO BNP PARIBAS BRASIL S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 01.522.368/0001-82

(8) BANCO BRADESCO S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 60.746.948/0001-12

(9) BANCO DO BRASIL S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 00.000.000/0001-47

(10) BANCO ITAÚ BBA S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 17.298.092/0001-30

(11) BANCO SANTANDER BRASIL S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 61.472.676/0001-72

(12) BANCO SOCIÉTÉ GÉNÉRALE BRASIL-S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 61.533.584/0001-55

(13) BANCO VOTORANTIM S.A., enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 59.588.111/0001-03

(14) UNIBANCO — UNIÃO DE BANCOS BRASILEIROS S.A.. enrolled with the General Taxpayer's Registry (CNPJ/MF) under No. 33.700.394/0001-40

WHEREAS:

I.
The Parties wish to amend certain terms and conditions of the Master Term Loan Credit Facility Agreement ("Facility Agreement") in order to postpone the Maturity Date of the Facility A (as defined in the Agreement) to August 05, 2010 and revise the interest rate applicable to the Facility A:

II.	The Parties wish to replace TIM BRASIL as Guarantor to TIM PARTICIPAÇÕES S.A., already qualified above;

NOW, THEREFORE, the parties hereto agree as follows:

1. TERMS AND DEFINITIONS

1.1.	Capitalized terms used herein and not otherwise defined or amended by this Agreement, shall bear the same meanings assigned to them in the Facility Agreement.

2. REPLACEMENT OF THE GUARANTOR

2.1.
The Parties agree to replace TIM BRASIL by TIM PARTICIPAÇÕES S.A., already qualified above, as guarantor. TIM PARTICIPAÇÕES S.A. hereby undertakes all the obligations arising from the Facility Agreement in respect of which Guarantor expressly declares to have full knowledge, agrees to comply with in its entirety.

2.2.
Due to the replacement set forth in article 2.1. of this Amendment. the Parties agree, in mutual agreement, to discharge TIM BRASIL of the obligations of guarantor assumed by it under the Facility Agreement as from the date hereof.

2.3.	Any mentions to the Guarantor on the Facility Agreement shall mean TIM PARTICIPAÇÕES S.A., as the date hereof.

3. FACILITY A — POSTPONEMENT OF THE FINAL MATURITY DATE

3.1.
Final Maturity Date - The Parties agree to postpone the Final Maturity Date of the Facility A to August 05, 2010. The obligations of the Obligor to make payment of the Facility A to the Lenders is absolute, irrevocable and unconditional. The Final Maturity Date of the Facility B and all conditions set forth in Article 5, Section 5.3.(v) will be in entire and fully force.

3.2.	Interest -- Due to the postponement of the Final Maturity Date of the Facility A, the Parties agree to amend the applicable interest margin to 1.80% per annum.

3.3.
Fees — The Borrower shall pay to the Administrative Agent for the account of each Lender, within five Business Days of the date hereof, a postponement participation fee computed at the rate of 0.50% on that Lender's Commitment for Facility A.

4. AMENDMENTS

4.1.	The following terms defined in the Appendix 1 – Definitions - of the Facility Agreement shall hereby be amended to read as follows:

"Final Maturity Date" shall mean:

(1) in relation to the Facility A. the date falling 60 months after the first Disbursement hereunder; and

(ii) in relation to the Facility B. the date falling 48 months after the first Disbursement hereunder.

"Guarantor" shall mean Tim Participações S.A

5. MISCELLANEOUS

5.1.
This Amendment shall be deemed to be an amendment to the Facility Agreement, and the Facility Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect and all references to the Facility Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Facility Agreement as amended hereby.

5.2.	The provisions of the Facility Agreement shall, except as hereby amended, continue in full force and effect.

5.3.	The Obligor represents and warrants to the Lenders that:

(i)	Both before and after giving effect to this Amendment, the representations and warranties of the Obligor under the Facility Agreement are true on and as of the date hereof as though made on such date;

(ii)	After giving effect to this Amendment, no Potential Event of Default will then have occurred and be continuing:

(iii)	It has full power and authority, and has taken all action necessary, to execute and deliver this Amendment;

(iv)
The execution and delivery of this Amendment and the performance of its obligations hereunder, will not (a) conflict with or result in a breach of, or require any consent under, its organizational documents, (b) violate any provision of any law„ rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to it, (c) result in a breach of or constitute a default under any indenture or financing or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any lien upon or with respect to any of its properties or assets;

(v)
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Amendment: and

(vi)	This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligations, enforceable in accordance with their respective terms.

5.4.	This Amendment is binding upon the Parties for themselves and their successors for any purpose.

5.5.
The Obligor expressly declares that all the conditions set forth in this Amendment were negotiated accordingly with its Ethical Code available at the Guarantor's web site (http://www.timpartri.com.br) — Corporate Governance area and filed within its headquarters and all its subsidiaries.

6. GOVERNING LAW AND JURISDICTION

6.1.          This Amendment shall be governed by the laws of the Federative Republic of Brazil.

6.2.
The Parties irrevocably submit to the jurisdiction of the courts sitting in the City of São Paulo, State of São Paulo to resolve any disputes or controversies related to or arising from the Facility Agreement or from this Amendment.

7. EXECUTION

7.1.	This Amendment has been executed by the duly authorized representatives of the Parties to it on the date first mentioned above.

IN WITNESS WHEREOF. the Parties signed this Amendment in the presence of 03 (three) undersigned witnesses in 13 (thirteen) counterparts of identical form and content.

Borrower
TIM CELULAR S.A.

(There appears signature)
Name: Mário César Pereira de Araújo
Title: Presidente

Guarantor
TIM PARTICIPAÇÕES S.A.

(There appears signature)
Name: Mário César Pereira de Araújo
Title: Presidente

Initial Mandated Lead Arranger
by HSBC BANK BRASIL S.A. — BANCO MÚLTIPLO ON BEHALF OF HSBC BANK PLC, as permitted by Section 22.1(ii) of the Master Term Loan Credit Facility Agreement

Administrative Agent and Lender
HSBC BANK BRASIL S.A. — BANCO MÚLTIPLO

___________________________________	________________________________
Name:	Name:
Title:	Title:

Lender

BANCO ABN AMRO REAL S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

BANCO BNP PARIBAS BRASIL S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

BANCO BRADESCO S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

BANCO DO BRASIL S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

BANCO ITAÚ BBA S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

BANCO SANTANDER BRASIL S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

BANCO SOCIÉTÉ GÉNÉRALE BRASIL S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

BANCO VOTORANTIM S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

UNIBANCO - UNIÃO DE BANCOS BRASILEIROS S.A.

___________________________________	________________________________
Name:	Name:
Title:	Title:

Acknowledge and agree to:
TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S.A.

(signature)
Name: Mário César Pereira de Araújo
Title: President

Witnesses
(signature)
Name: TIM PARTICIPAÇÕES S.A. (Marco Chiarucci)
ID: Treasury Manager